UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 29, 2015

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)
_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.Entry into a Material Definitive Agreement.

As previously disclosed, on December 30, 2014, MVC Capital, Inc. (the "Fund") entered into a six month, $25 million credit facility (the "Credit Facility") with Firstrust Bank ("Firstrust").

On June 29, 2015, the Fund renewed the Credit Facility with Firstrust until October 31, 2015, at which time all outstanding amounts under the Credit Facility will be due and payable.  The primary changes in the amendment include an increase in the facility from $25 to $30 million and changing from a non-revolving to a revolving line of credit.  Other material changes include the replacement of a guaranteed interest charge with an unused fee of 50 bps, and a reduced commitment fee to 50bps from the previous 100bps charged. All other material terms of the Credit Facility remain unchanged, and borrowings under the Credit Facility continue to be subject to certain collateral requirements, which include a first position security lien on substantially all of the Fund’s senior and subordinated debt investments.

As of June 30, 2015, there was $6.79 million outstanding under the Credit Facility.

As permitted by General Instruction B to the Form 8-K, this Current Report incorporates by reference the information contained in previously filed reports relating to the Credit Facility on Form 8-K filed on January 6, 2015 (File No. 814-00201).

ITEM 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

On June 29, 2015, Ernst & Young LLP (“E&Y”) indicated to MVC Capital, Inc. (the “Fund”) its determination not to stand for reappointment as the independent registered public accounting firm of the Fund for the fiscal year ending October 31, 2015. The determination was accepted by the Fund’s Audit Committee at a meeting held the following day. The process for identifying a successor auditor is underway. E&Y will remain as the Fund’s auditor for the financial statements to be included in the Annual Report on Form 10-K for the Fund’s fiscal year ended October 31, 2014 and the restated financial statements to be included in an amended Annual Report on Form 10-K for the fiscal year ended October 31, 2013 (together, the "2014 and 2013 Financial Statements"), both audits of which are currently in progress. (The Fund anticipates disclosing any updates on the expected timing of the filing of the 2014 Annual Report on 10-K and the restated reports.)

E&Y has not yet issued its audit report on the 2014 Financial Statements nor has it reissued its audit report on the 2013 Financial Statements due to the ongoing restatement work referenced above.

During the Fund’s fiscal years ended October 31, 2013 and October 31, 2014, and during the interim period between October 31, 2014 and the date hereof, there were no disagreements between the Fund and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its report nor were there any “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except as follows.  In connection with the 2014 and the 2013 Financial Statements (where, as previously disclosed, 2014 has been significantly delayed and 2013 will be restated), E&Y has advised the Fund of a material weakness in internal controls over financial reporting concerning valuation related controls associated with certain affiliated or controlled portfolio companies (e.g., MVC Auto and SGDA).  Given that the relevant audits are not complete, the Audit Committee has only preliminarily discussed these matters with E&Y.  Management is in the process of developing a plan to enhance certain controls that will be presented to the Audit Committee and which would ultimately be discussed with the successor independent registered public accounting firm (which has not yet been engaged).

The Fund requested and received a letter from E&Y addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 6, 2015, is filed as an exhibit to this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. and Description

99.1	Letter from Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By: /s/ Michael Tokarz
Michael Tokarz
       Chairman
Dated:  July 6, 2015